                                                                   EXHIBIT 21.1

                         SUBSIDIARIES OF AUTODESK INC.

  The Registrant owns 100% of the outstanding voting securities of the following corporations, all of which are included in the Registrant's consolidated financial statements:

   Name                                    Jurisdiction of Incorporation
   ----                                    -----------------------------
   9066-9854 Quebec Inc.                   Canada
   9066-9771 Quebec Inc.                   Canada
   Autodesk (Europe) S.A.                  Switzerland
   Autodesk AB                             Sweden
   Autodesk AG                             Switzerland
   Autodesk Asia Pte. Ltd.                 Singapore
   Autodesk Australia Pty. Ltd.            Australia
   Autodesk B.V.                           Netherlands
   Autodesk Canada Inc.                    Canada
   Autodesk de Argentina S.A.              Argentina
   Autodesk de Mexico, S.A. de C.V.        Mexico
   Autodesk de Venezuela, C.A.             Venezuela
   Autodesk Development Africa (Pty) Ltd.  Republic of South Africa
   Autodesk Development B.V.               Netherlands
   Autodesk Development Canada, Inc.       Canada
   Autodesk Development S.a.r.l.           Switzerland
   Autodesk EMEA SA                        Switzerland
   Autodesk Far East Ltd.                  Hong Kong
   Autodesk GesmbH                         Austria
   Autodesk GmbH                           Germany
   Autodesk India Private Limited          India
   Autodesk International Holding Co.      Delaware
   Autodesk International Ltd.             Barbados
   Autodesk Ireland                        Ireland
   Autodesk Korea Ltd.                     Korea
   Autodesk Ltd.                           United Kingdom
   Autodesk Ltd. Japan                     Japan
   Autodesk de Brazil Ltda.                Brazil
   Autodesk RF.                            Russia-C.I.S.
   Autodesk S.A.                           Spain
   Autodesk S.A.                           France
   Autodesk S.p.A.                         Italy
   Autodesk Software LDA.                  Portugal
   Autodesk spol. s.r.o                    Czechia
   Autodesk, Taiwan Ltd.                   Taiwan
   Foresight Resources Corporation         Missouri
   Graphics Planning Systems, Inc.         Missouri
   Teleos Research                         California